UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2022

Data Knights Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40386	86-2076743
(Commission File Number)	(IRS Employer Identification No.)

Unit G6, Frome Business Park, Manor Road

Frome

United Kingdom, BA11 4FN

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 011-44 203 833 4000

_________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one Redeemable Warrant	DKDCU	The Nasdaq Stock Market LLC
Class A Common Stock, $0.0001 par value per share	DKDC	The Nasdaq Stock Market LLC
Redeemable Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	DKDCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

As previously reported on a Current Report on Form 8-K filed on April 25, 2022 with the U.S. Securities and Exchange Commission (the “SEC”), on April 25, 2022, Data Knights Acquisition Corp., a Delaware corporation (the “Company”), Data Knights Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Data Knights, LLC, the Company’s sponsor (the “Sponsor”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with OneMedNet Corporation, Inc., a Delaware corporation (“OneMedNet”), and Paul Casey, as seller representative (“Casey”, and together with the Company, Merger Sub, the Sponsor and OneMedNet, the “Parties”).

Furnished as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference is a press release issued by the Company in connection with the filing by the Company of a registration statement on Form S-4 under the Securities Act of 1933, as amended, relating to the Merger Agreement and the transactions contemplated thereby.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Additional Information and Where to Find It

The Company has filed a Prospectus and Proxy Statement with the SEC, which Prospectus and Proxy Statement will be delivered to its stockholders once definitive. This document does not contain all the information that should be considered concerning the business combination and the other stockholder approval matters and is not intended to form the basis of any investment decision or any other decision in respect of the business combination and the other stockholder approval matters. The Company’s stockholders and other interested persons are advised to read, when available, the definitive Prospectus and Proxy Statement and the amendments thereto and other documents filed in connection with the business combination and other stockholder approval matters, as these materials will contain important information about the Company, OneMedNet, the business combination and the other stockholder approval matters. When available, the definitive Prospectus and Proxy Statement and other relevant materials for the business combination and other stockholder approval matters will be distributed to stockholders of the Company as of a record date to be established for voting on the business combination and the other stockholder approval matters. Stockholders will also be able to obtain copies of the Prospectus and Proxy Statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: Data Knights Acquisition Corp., Unit G6, Frome Business Park, Manor Road, Frome, BA11 4FN, United Kingdom.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of the business combination or any related transactions and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Participants in Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the business combination and related matters. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s Registration Statement on Form S-1, as filed on March 9, 2021, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to Data Knights Acquisition Corp., Unit G6, Frome Business Park, Manor Road, Frome, BA11 4FN, United Kingdom. Additional information regarding the interests of such participants will be contained in the definitive Prospectus and Proxy Statement when available.

OneMedNet and its directors, managers, and executive officers may also be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the business combination and related matters. A list of the names of such parties and information regarding their interests in the business combination and related matters will be included in the definitive Prospectus and Proxy Statement when available.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 22, 2022.

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATA KNIGHTS ACQUISITION CORP.

Date: July 22, 2022	By:	/s/ Barry Anderson
Barry Anderson
Chief Executive Officer